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                                                                   Exhibit 10.12


                              CONCORD CAMERA CORP.

                               2002 INCENTIVE PLAN

                                       FOR

               NON-OFFICER EMPLOYEES, NEW RECRUITS AND CONSULTANTS


I. Purpose

         The purpose of the Concord Camera Corp. 2002 Incentive Plan for Non-Officer Employees, New Recruits and Consultants (the "Plan") is to attract and retain and provide incentives to non-officer employees, new recruits and consultants of the Corporation, and to thereby increase overall shareholders' value. The Plan generally provides for the granting of stock, stock options, stock appreciation rights, restricted shares or any combination of the foregoing to the eligible participants.

II. Definitions

         (a) "Award" includes, without limitation, stock options with or without stock appreciation rights, dividend equivalent rights, stock awards, restricted share awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

         (b) "Award Agreement" means a written agreement setting forth the terms and conditions of each Award made under this Plan.

         (c) "Board" means the Board of Directors of the Corporation.

         (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (e) "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan the members of which shall consist solely of members of the Board who are "Non-Employee Directors" within the meaning of Rule 16b-3 of the Exchange Act and are "outside directors" for purposes of Code Section 162(m)(4)(C) of the Code.

         (f) "Common Stock" means the no par value common stock of the Corporation.

         (g) "Corporation" means Concord Camera Corp., a New Jersey corporation.

         (h) "Employee" means an employee of the Corporation or a Subsidiary.

         (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.


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         (j) "Fair Market Value" means the closing price for the Common Stock as officially reported on the relevant date (or if there were no sales on such date, on the next preceding date on which such closing price was recorded) by the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any such national securities exchange, the closing price as furnished by the National Association of Securities Dealers through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board (whose determination shall be conclusive), based on the best information available to it.

         (k) "Non-Officer Employee" means any Employee, other than the chief executive officer of the Corporation, management Employees who report directly to the chief executive officer and any other Employee who has been designated an "Officer" of the Corporation for securities law reporting purposes by the chief executive officer of the Corporation.

         (l) "Participant" means a Non-Officer Employee, a Recruit or a consultant who has been granted an Award under the Plan.

         (m) "Plan Year" means a twelve-month period beginning with July 1 of each year.

         (n) "Recruit" means a person, not previously an Employee, who is granted an option pursuant to the Plan to induce such person to become an Employee, whether or not such person also becomes an officer of the Corporation for securities law reporting purposes.

         (o) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

III. Eligibility

         Any Non-Officer Employee, Recruit or consultant of the Corporation or a Subsidiary selected by the Committee is eligible to receive an Award.

IV. Plan Administration

         (a) Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Board, or the Committee to the extent determined by the Board, shall periodically make determinations with respect to Participants in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards, including vesting schedules, price, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Committee deems appropriate which shall be contained in an Award Agreement with respect to a Participant.


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         (b) The Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, as it may be amended from time to time.

         (c) The Committee shall have the authority at any time to provide for the conditions and circumstances under which Awards shall be forfeited.

V. Capital Stock Subject to the Provisions of this Plan

         (a) The capital stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of
Section X, and subject to Sections V(b) and V(c) below, the total number of shares of Common Stock subject to the Plan shall be 500,000, and thereafter the number of shares of Common Stock subject to the Plan shall be automatically adjusted at the end of each fiscal quarter of the Corporation to be reduced by the number of shares of Common Stock issued during such fiscal quarter upon exercise of options theretofore granted pursuant to the Plan. The Treasurer of the Corporation shall maintain a ledger showing at any time the number of shares of Common Stock then subject to the provisions of the Plan.

         (b) Any shares ceasing to be subject to an option because of the surrender of such option in lieu of exercise shall become again available for Awards under the Plan. The grant of a restricted share Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Awards payable only in cash will not reduce the number of shares available for Awards granted under the Plan.

         (c) There shall be carried forward and be available for Awards under the Plan, in addition to shares available for grant under paragraph (a) of this
Section V, all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section V; (ii) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised; and (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

VI. Awards Under This Plan

         Discretionary Awards. As the Board or Committee may determine, the following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

                  (i) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.


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                  (ii) No Incentive Stock Options. Awards under the Plan will not comply with the requirements of Section 422 of the Code for Incentive Stock Options.

                  (iii) Stock Appreciation Right. A right contained in the grant of a stock option to receive the excess of the Fair Market Value of a share of Common Stock on the date the option is surrendered over the option exercise price contained in the Award Agreement.

                  (iv) Restricted Shares. A transfer of Common Stock to a Participant subject to forfeiture until such restrictions, terms and conditions as the Committee may determine are fulfilled.

                  (v) Dividend or Equivalent. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

                  (vi) Stock Award. An unrestricted transfer of ownership of Common Stock.

                  (vii) Other Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section VI.

VII. Award Agreements

         Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award and executed by the Corporation and Participant.

VIII. Other Terms and Conditions

         (a) Assignability. Except as provided in the next following sentence, no Award shall be assignable or transferable except by will, by the laws of descent and distribution and, during the lifetime of a Participant, the Award shall be exercisable only by such Participant. If expressly permitted by the Award Agreement, Stock Options may be assigned to or otherwise transferred by the Optionee to family members of the Optionee or trusts or partnerships in which the participants or beneficiaries are limited to the Optionee and/or such family members; provided, however, that as so transferred or assigned, all provisions of any such option, including provisions relating to forfeiture and vesting, shall continue in full force and effect.

         (b) Termination of Employment. The Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment or other relationship with the Corporation or a Subsidiary.

         (c) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date.


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         (d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

         (e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) pursuant to a broker-assisted "cashless exercise" program if established by the Corporation;
(iii) by a combination of the methods described in (i) through (ii) above; or
(iv) by such other methods as the Committee may deem appropriate.

         (f) Withholding. The Corporation shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock under the Plan or upon the vesting of any Stock Award, the Corporation shall have the right to require the Participant to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for such shares or the vesting of such Stock Award. A Participant may pay the withholding tax in cash, or, if the Award Agreement so provides, a Participant may elect to have the number of shares of Common Stock he is to receive reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the shares determined as of the tax date, is sufficient to satisfy statutorily required federal, state and local, if any, withholding taxes arising from exercise or payment of an Award.

IX. Termination, Modification and Amendments

         (a) The Plan may from time to time be terminated, modified or amended by the Board.

         (b) No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.

X. Recapitalization

         The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.


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XI. No Right to Employment

         No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in the other relationship with, the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

XII. Governing Law

         To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of New York.

XIII. Savings Clause

         This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

XIV. Effective Date and Term

         The effective date of this Plan is April 26, 2002. The Plan shall terminate on April 25, 2013. No awards shall be granted after the termination of the Plan.


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                  AMENDMENT NO. 1, dated as of September 4, 2002, to 2002
Incentive Plan for Non-Officer Employees, New Recruits and Consultants (the "Plan"), of Concord Camera Corp., a New Jersey corporation (the "Company").

                  WHEREAS, the Company's principal offices are located in the State of Florida and, as such, it is appropriate to amend the Plan to provide that it shall be governed by Florida law.

                  NOW, THEREFORE, Article XII of the Plan is hereby deleted and replaced with the following:

                  "To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Florida."